                                                                                                          EXHIBIT 99.2


                             FINANCIAL INFORMATION


                           COMPAQ COMPUTER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                                      SEPTEMBER 30,     DECEMBER 31,
(In millions, except par value)                                                                           2001              2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       (UNAUDITED)
ASSETS

Current assets:
   Cash and cash equivalents                                                                        $     3,940          $    2,569
   Trade accounts receivable, net                                                                         4,780               6,715
   Leases and other accounts receivable                                                                   1,663               1,677
   Inventories                                                                                            1,582               2,161
   Other assets                                                                                           2,444               1,989
                                                                                                    -----------         -----------
       Total current assets                                                                              14,409              15,111

Property, plant and equipment, net                                                                        3,244               3,431
Other assets, net                                                                                         5,895               6,314
                                                                                                    -----------         -----------
           Total assets                                                                             $    23,548          $   24,856
                                                                                                    ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Borrowings                                                                                       $     1,501          $      711
   Accounts payable                                                                                       3,619               4,233
   Deferred income                                                                                        1,170               1,089
   Other liabilities                                                                                      4,755               5,516
                                                                                                    -----------         -----------
       Total current liabilities                                                                         11,045              11,549
                                                                                                    -----------         -----------

Long-term debt                                                                                              600                 575
                                                                                                    -----------         -----------
Postretirement and other postemployment benefits                                                            663                 652
                                                                                                    -----------         -----------
Commitments and contingencies
Stockholders' equity:
   Preferred stock, $.01 par value
       Shares authorized: 10 million; shares issued: none                                                    --                  --
   Common stock and capital in excess of $.01 par value
       Shares authorized: 3 billion
       Shares issued:  September 30, 2001 - 1,755 million
            December 31, 2000 - 1,742 million                                                             8,213               8,039
   Retained earnings                                                                                      4,521               5,347
   Accumulated other comprehensive income (loss)                                                           (52)                  27
   Treasury stock (shares: September 30, 2001 - 61 million
            December 31, 2000 - 53 million)                                                             (1,442)             (1,333)
                                                                                                    -----------         -----------
       Total stockholders' equity                                                                        11,240              12,080
                                                                                                    -----------         -----------
           Total liabilities and stockholders' equity                                               $    23,548          $   24,856
                                                                                                    ===========         ===========

 See accompanying notes to interim condensed consolidated financial statements.

                                             COMPAQ COMPUTER CORPORATION
                                      CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                     (UNAUDITED)

                                                                     THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                       SEPTEMBER 30,
                                                               --------------------------------    --------------------------------
(In millions, except per share amounts)                           2001               2000              2001              2000
-----------------------------------------------------------------------------------------------------------------------------------
Revenue:
    Products                                                      $ 5,835           $ 9,573          $ 20,051           $25,884
    Services                                                        1,641             1,644             5,075             4,973
                                                               --------------    --------------    --------------     -------------
        Total revenue                                               7,476            11,217            25,126            30,857
                                                               --------------    --------------    --------------     -------------

Cost of sales:
    Products                                                        4,830             7,380            16,124            20,074
    Services                                                        1,161             1,154             3,607             3,528
                                                               --------------    --------------    --------------     -------------
        Total cost of sales                                         5,991             8,534            19,731            23,602
                                                               --------------    --------------    --------------     -------------

Selling, general and administrative                                 1,298             1,502             4,084             4,369
Research and development                                              297               382             1,013             1,092
Restructuring and related charges                                      --                --               742                --
Other (income) expense, net                                           575               (20)              528               (69)
                                                               --------------    --------------    --------------     -------------
                                                                    2,170             1,864             6,367             5,392
                                                               --------------    --------------    --------------     -------------

Income (loss) before income taxes                                   (685)               819              (972)            1,863
Provision (benefit) for income taxes                                (186)               262              (272)              596
                                                               --------------    --------------    --------------     -------------
Income (loss) before cumulative effect of accounting change         (499)               557              (700)            1,267

Cumulative effect of accounting change, net of tax                    --                 --                --               (26)
                                                               --------------    --------------    --------------     -------------

Net income (loss)                                                 $ (499)            $  557            $ (700)          $ 1,241
                                                               ==============    ==============    ==============     =============

Earnings (loss) per common share:
Basic:
    Before cumulative effect of accounting change               $  (0.29)          $   0.32           $ (0.41)           $ 0.75
    Cumulative effect of accounting change, net of tax                --                 --                --             (0.02)
                                                               --------------    --------------    --------------     -------------
                                                                $  (0.29)          $   0.32           $ (0.41)           $ 0.73
                                                               ==============    ==============    ==============     =============
Diluted:
    Before cumulative effect of accounting change               $ (0.29)           $   0.31           $ (0.41)           $ 0.73
    Cumulative effect of accounting change, net of tax               --                  --                --             (0.02)
                                                               --------------    --------------    --------------     -------------
                                                                $ (0.29)           $   0.31           $ (0.41)           $ 0.71
                                                               ==============    ==============    ==============     =============

Shares used in computing earnings (loss) per common share:
    Basic                                                           1,696              1,725            1,688             1,701
                                                               ==============    ==============    ==============     =============
    Diluted                                                         1,696              1,769            1,688             1,742
                                                               ==============    ==============    ==============     =============

 See accompanying notes to interim condensed consolidated financial statements.

                                            COMPAQ COMPUTER CORPORATION
                                  CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                                    (UNAUDITED)

                                                                                                           NINE MONTHS ENDED
                                                                                                             SEPTEMBER 30,
                                                                                                     -------------------------------
(In millions)                                                                                            2001              2000
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income (loss)                                                                                  $  (700)         $ 1,241
     Adjustments to reconcile net income (loss) to net cash
        provided by operating activities:
           Depreciation and amortization                                                                  1,039            1,062
           Restructuring and related charges                                                                742               --
           Impairment charge for investments and related assets                                             583               --
           Gain on sale of investments                                                                     (158)            (250)
           Deferred income taxes and other                                                                 (386)             517
           Changes in operating assets and liabilities, net of
              effects of acquired businesses                                                                219           (2,282)
                                                                                                     --------------   --------------
                  Net cash provided by operating activities                                               1,339              288
                                                                                                     --------------   --------------

Cash flows from investing activities:
     Capital expenditures, net                                                                             (742)            (751)
     Proceeds from sale of investments                                                                      310              261
     Purchases of investments                                                                              (105)            (450)
     Decrease in short-term investments                                                                      --              636
     Acquisitions of businesses, net of cash acquired                                                        --             (370)
     Other, net                                                                                            (138)             (55)
                                                                                                     --------------   --------------
                  Net cash used in investing activities                                                    (675)            (729)
                                                                                                     --------------   --------------

Cash flows from financing activities:
     Increase in short-term borrowings                                                                      515               36
     Increase in long-term borrowings                                                                       300              575
     Common stock transactions, net                                                                          42              (55)
     Dividends to stockholders                                                                             (126)            (128)
                                                                                                     --------------   --------------
                  Net cash provided by financing activities                                                 731              428
                                                                                                     --------------   --------------

Effect of exchange rate changes on cash and cash equivalents                                                (24)             274
                                                                                                     --------------   --------------
                  Net increase in cash and cash equivalents                                               1,371              261

Cash and cash equivalents at beginning of period                                                          2,569            2,666
                                                                                                     --------------   --------------
Cash and cash equivalents at end of period                                                              $ 3,940          $ 2,927
                                                                                                     ==============   ==============

SUPPLEMENTAL CASH FLOW INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

Acquisitions of businesses:

Fair value of:
   Assets acquired                                                                                      $    --           $  499
   Liabilities assumed                                                                                       --             (129)
                                                                                                     --------------   --------------
Cash paid                                                                                               $    --           $  370
                                                                                                     ==============   ==============

 See accompanying notes to interim condensed consolidated financial statements.

                           COMPAQ COMPUTER CORPORATION
          NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

         The accompanying interim condensed consolidated financial statements of Compaq Computer Corporation ("Compaq") as of September 30, 2001 and December 31, 2000 and for the three and nine month periods ended September 30, 2001 and 2000, respectively, have been prepared on substantially the same basis as Compaq's annual consolidated financial statements and should be read in conjunction with Compaq's Annual Report on Form 10-K for the year ended December 31, 2000. The interim condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for those periods and the financial condition at those dates. The consolidated results for interim periods are not necessarily indicative of results to be expected for the full year.

          Compaq purchased certain assets and liabilities of InaCom Corp. in February 2000. This transaction was accounted for as a purchase. Compaq's interim condensed consolidated financial statements include the results of operations from the date of acquisition through September 30, 2001.

NOTE 2 - RECENT PRONOUNCEMENTS

         In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS ("FAS 141") and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("FAS 142"). FAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of FAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, Compaq is required to adopt FAS 142 effective January 1, 2002. Compaq is currently evaluating the effect that adoption of the provisions of FAS 142 that are effective January 1, 2002 will have on its results of operations and financial position.

NOTE 3 - ACCOUNTING CHANGES

         Effective January 1, 2001, Compaq adopted Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended ("FAS 133"). This statement establishes accounting and reporting standards for derivative instruments and hedging activities. Under FAS 133, all derivatives must be recognized as assets or liabilities and measured at fair value. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income ("OCI") and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. The adoption of this statement did not have a significant impact on Compaq's results of operations or financial position.

         Effective January 1, 2000, Compaq adopted Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, as amended ("SAB 101"), issued by the Securities and Exchange Commission ("SEC") in December 1999. Compaq's adoption of SAB 101 resulted in a change in method of accounting for certain revenue product shipments. The cumulative effect of this accounting change was $38 million ($26 million, net of tax). The accounting change did not have a material effect on revenue or quarterly earnings during 2000. Compaq has restated its results for the three and nine month periods ended September 30, 2000.

NOTE 4 - RESTRUCTURING AND RELATED CHARGES

         In the first and second quarters of 2001, Compaq's management approved restructuring plans to realign its organization and reduce operating costs. Compaq combined its commercial and consumer personal computer operations into a single Access business. Compaq is also implementing significant changes in its business model and supply chain operations. These actions are designed to simplify product offerings, derive greater internal operating efficiencies, lower order cycle time, reduce channel inventory and improve account and order management. In addition, Compaq is consolidating certain functions within the global business units and has reduced administrative functions. Accordingly, Compaq plans to reduce associated employee positions by approximately 4,500 and 4,000 worldwide in connection with the first and second quarter plans, respectively.

         Restructuring and related charges of $249 million and $493 million were expensed during the first and second quarters of 2001, respectively. The first quarter charge was comprised of $173 million related to employee separations, $64 million of related asset impairment charges and $12 million for other exit costs. The second quarter charge was comprised of $303 million related to employee separations, $138 million of related asset impairment charges, $40 million for facility closure costs and $12 million for other exit costs. Employee separation benefits under each plan include severance, medical and other benefits. Employee separations related to the first and second quarter plans were 4,300 and 2,300, respectively, as of September 30, 2001. Compaq expects to substantially complete the initiatives contemplated under both restructuring plans by December 31, 2001.

         Components of accrued restructuring costs and amounts charged against the plans as of September 30, 2001 were as follows:

                                                              BEGINNING                               SEPTEMBER 30,
(In millions)                                                  ACCRUAL            EXPENDITURES            2001
                                                          ------------------    -----------------   ------------------
FIRST QUARTER PLAN
Employee separations                                              $ 173                $ 114                $  59
Other exit costs                                                     12                    4                    8
                                                          ------------------    -----------------   ------------------
                                                                  $ 185                $ 118                $  67
                                                          ------------------    -----------------   ------------------
SECOND QUARTER PLAN
Employee separations                                              $ 303                $  45                $ 258
Facility closure costs                                               40                   13                   27
Other exit costs                                                     12                   12                   --
                                                          ------------------    -----------------   ------------------
                                                                  $ 355                $  70                $ 285
                                                          ------------------    -----------------   ------------------
                                                                  $ 540                $ 188                $ 352
                                                          ==================    =================   ==================

         The accrual at September 30, 2001 includes amounts related to future cash payments to employees separated prior to September 30, 2001.

NOTE 5 - CERTAIN BALANCE SHEET COMPONENTS

         Raw materials, work in progress and finished goods were $338 million, $322 million and $922 million, respectively, at September 30, 2001 and $540 million, $298 million and $1.3 billion, respectively, at December 31, 2000.

         Accumulated depreciation was $4.2 billion and $3.6 billion at September 30, 2001, and December 31, 2000, respectively.

         At September 30, 2001 and December 31, 2000, Compaq held $371 and $864 million of equity investments, respectively, included in other non-current assets. As of September 30, 2001, the cost basis and fair value of Compaq's available-for-sale securities were approximately $76 million and $77 million, respectively.

         Compaq's $2.2 billion revolving credit facility expired in September 2001 and was renewed for a decreased amount of $1.75 billion. The $1.75 billion revolver expires in September 2002. In August 2001, Compaq reduced its $3.0 billion revolving credit facility to $2.25 billion. The $2.25 billion facility expires in October 2002. The facilities bear interest at LIBOR plus 0.625 percent and LIBOR plus 0.325 percent, respectively. Both of these facilities were unused at September 30, 2001.

         In May 2000, Compaq filed a shelf registration statement with the SEC to register $2.0 billion of debt securities. Compaq had the following debt securities outstanding under its effective registration statement as of September 30, 2001:

          DATE              AMOUNT          INTEREST RATE           INTEREST PAYABLE              MATURITY DATE
     ----------------    --------------     --------------    -----------------------------    ---------------------
       August 2000       $300 million           7.65%           February 1 and August 1           August 1, 2005
       August 2000       $275 million           7.45%           February 1 and August 1           August 1, 2002

         In February 2001, Compaq established under its effective registration statement a $1.4 billion medium-term notes program for issuance of debt securities due nine months or more from date of issue. Compaq had the following debt securities outstanding under its medium-term notes program as of September 30, 2001:

          DATE              AMOUNT          INTEREST RATE           INTEREST PAYABLE              MATURITY DATE
     ----------------   ---------------     --------------    -----------------------------    ---------------------
        May 2001         $300 million           6.2%             May 15 and November 15            May 15, 2003

         The net proceeds from the sale of these senior unsecured debt securities were used for general corporate purposes including investments in Compaq's leasing operations, capital expenditures and repayment of outstanding indebtedness (including commercial paper issued for working capital purposes).

         At September 30, 2001, borrowings included $1.2 billion in commercial paper and $275 million in debt securities maturing August 1, 2002. At December 31, 2000, borrowings principally included commercial paper.

         On October 17, 2001, the Board of Directors of Compaq ("Board") approved a cash dividend of $0.025 per share of common stock, or approximately $42 million, to stockholders of record as of December 31, 2001, payable on January 18, 2002. On July 26, 2001, the Board approved a cash dividend of $0.025 per share of common stock, or approximately $42 million, to stockholders of record as of September 29, 2001, paid on October 19, 2001. On July 27, 2000, the Board approved a cash dividend of $0.025 per share of common stock, or approximately $43 million, to stockholders of record as of September 29, 2000, paid on October 20, 2000.

NOTE 6 - COMPREHENSIVE INCOME (LOSS)

         The components of comprehensive income (loss), net of tax, are listed below:

                                                       THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                       --------------------------------   -------------------------------
(In millions)                                               2001             2000              2001             2000
                                                       --------------    --------------   --------------    -------------
Net income (loss)                                         $ (499)            $ 557            $ (700)         $ 1,241
Other comprehensive income (loss):
     Unrecognized losses on cash flow hedges                (20)                --                (9)              --
     Foreign currency translations                             8                 1                 4                3
     Unrealized gains (losses) on investments                 55              (647)              (74)          (2,985)
                                                       --------------    --------------   --------------    -------------
Comprehensive loss                                        $ (456)            $ (89)           $ (779)         $(1,741)
                                                       ==============    ==============   ==============    =============

NOTE 7 - OTHER INCOME AND EXPENSE

         Other (income) and expense consisted of the following:

                                                       THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                       --------------------------------   -------------------------------
(In millions)                                               2001             2000              2001            2000
                                                       --------------    --------------   --------------  ---------------
Interest and dividend income                                $ (44)           $(108)          $(199)          $(200)
Investment (income) loss, net                                 514              (38)            438            (144)
Interest expense                                               58               74             181             204
Currency losses, net                                           27               37              70              64
Other, net                                                     20               15              38               7
                                                        -------------    -------------   -------------   -------------
                                                            $ 575            $ (20)          $ 528           $ (69)
                                                        =============    =============   =============   =============

         In the third quarter of 2001, Compaq recorded a net investment loss of $514 million due to a decline in market value of certain equity investments and other related assets, primarily related to Compaq's investment in CMGI, Inc. Compaq's effective tax rates changed to a 27 percent and 28 percent benefit for the three and nine months ended September 30, 2001, respectively, due primarily to the tax effect of the write-down of its investment portfolio during the third quarter of 2001. This write-down could result in future capital losses that are not expected to result in a corresponding tax benefit. Other income and expense for the nine months ended September 30, 2001 included investment losses of $438 million, net of unrelated investment gains. The investment gains and interest income of $61 million resulted primarily from the sale of an investment in a limited liability corporation.


NOTE 8 - EARNINGS PER COMMON SHARE

         Basic earnings per common share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents and the weighted average number of common shares outstanding during the period. Diluted loss per common share for the three and nine month periods ended September 30, 2001 is based only on the weighted average number of common shares outstanding during the periods, as the inclusion of 12 million and 18 million common share equivalents, respectively, would have been antidilutive. Incremental shares of 44 million and 41 million were used in the calculation of diluted earnings per share for the three and nine month periods ended September 30, 2000, respectively.

         Stock options to purchase 237 million and 39 million shares of common stock for the three month periods and 221 million and 41 million shares of common stock for the nine month periods ended September 30, 2001 and 2000, respectively, were outstanding but not included in the computation of diluted earnings per common share because the option exercise price was greater than the average market price of the common shares.


NOTE 9 - SEGMENT DATA

         During the first quarter of 2001, Compaq combined Commercial Personal Computing with Consumer to form the Access business, and realigned its financing business within the Compaq Global Services segment. Further, Compaq allocated certain shared expenses to the segments during 2001. Financial data for prior periods has been restated to conform to the current presentation.

Summary financial data by business segment follows:

                                             THREE MONTHS ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                            -----------------------------------     ----------------------------------
(In millions)                                    2001                2000                2001               2000
                                            ----------------    ---------------     ---------------    ---------------
Enterprise Computing
        Revenue                                  $ 2,376            $ 3,811             $ 7,995            $10,205
        Operating income (loss)                     (104)               493                 102              1,138
Access
        Revenue                                    3,255              5,604              11,453             15,213
        Operating income (loss)                     (248)               142                (485)               201
Compaq Global Services
        Revenue                                    1,879              1,841               5,757              5,523
        Operating income                             284                232                 809                658
Segment Eliminations and Other
        Revenue                                      (34)               (39)                (79)               (84)
        Operating income (loss)                        6                 (9)                  3                (15)
Consolidated Segment Totals
        Revenue                                  $ 7,476            $11,217             $25,126            $30,857
        Operating income (loss)                  $   (62)           $   858             $   429            $ 1,982

         A reconciliation of Compaq's consolidated segment operating income
(loss) to consolidated income (loss) before income taxes follows:

                                                THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                                ---------------------------------    ----------------------------------
(In millions)                                       2001               2000               2001               2000
                                                -------------     ---------------    ---------------     --------------
Consolidated segment operating income (loss)        $ (62)            $ 858               $ 429             $ 1,982
Unallocated corporate expenses                        (48)              (59)               (131)               (188)
Restructuring and related charges                      --                --                (742)                 --
Other income (expense), net                          (575)               20                (528)                 69
                                                -------------     ---------------    ---------------     --------------
Income (loss) before income taxes                  $ (685)            $ 819              $ (972)            $ 1,863
                                                =============     ===============    ===============     ==============


NOTE 10 - LITIGATION

         Compaq is subject to legal proceedings and claims that arise in the ordinary course of business. Compaq does not believe that the outcome of any of those matters will have a material adverse effect on Compaq's consolidated financial position, operating results or cash flows.

         Compaq and certain of its current and former officers and directors are named in two consolidated class action lawsuits pending in the United States District Court for the Southern District of Texas, Houston Division ("USDC - Houston"). One lawsuit was filed in 1998 and the other in 1999. The 1998 litigation consolidates five class action lawsuits brought by persons who purchased Compaq common stock from July 10, 1997 through March 6, 1998. It asserts claims under Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act") and Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act. Allegations in the 1998 lawsuit include the claim that the defendants withheld information and made misleading statements about channel inventory and factoring of receivables in order to inflate the market price of Compaq's common stock and further alleges that certain individual defendants sold Compaq common stock at the inflated prices. The 1999 litigation also consolidates a number of class action lawsuits. The litigation is brought on behalf of purchasers of Compaq common stock between January 27, 1999 and April 9, 1999. It asserts claims for alleged violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, Section 20(a) of the Exchange Act; and Sections 11 and 15 of the Securities Act of 1933 ("Securities Act"). Allegations in the 1999 litigation include the claim that certain defendants and Compaq issued a series of materially false and misleading statements concerning Compaq's prospects in 1999 in order to inflate the market price of Compaq's common stock and further alleges that certain individual defendants sold Compaq common stock at the inflated prices. Lead counsels for the plaintiffs have been appointed in both the 1998 and 1999 litigation. The plaintiffs seek monetary damages, interest, costs and expenses in both the 1998 and 1999 litigation. In the 1998 litigation, USDC - Houston entered an order granting class certification. Compaq appealed class certification to United States Court of Appeals for the Fifth Circuit ("Fifth Circuit Appellate Court"). On July 25, 2001, Fifth Circuit Appellate Court vacated USDC - Houston's order certifying a class and appointing class representatives and remanded the case to USDC - Houston for further proceedings in accordance with its opinion. On August 8, 2001, plaintiffs' filed a petition for rehearing before Fifth Circuit Appellate Court. Compaq filed an opposition to the petition and is awaiting a ruling from the court. All discovery on the 1998 litigation has been stayed. On December 12, 2000, USDC - Houston judge dismissed the consolidated amended complaint in the 1999 litigation after finding that it failed to comply with pleading requirements under the law. The plaintiffs filed a second amended complaint on January 31, 2001. Compaq moved to dismiss the second amended complaint on March 6, 2001 and is awaiting a ruling. Compaq is vigorously defending both lawsuits.

         Several purported class action lawsuits were filed against Digital Equipment Corporation ("Digital") during 1994 alleging violations of Federal securities laws arising from alleged misrepresentations and omissions in connection with Digital's issuance and sale of Series A 8 7/8 percent Cumulative Preferred Stock and Digital's financial results for the quarter ended April 2, 1994. During 1995, the lawsuits were consolidated into three cases, which were pending before the United States District Court for the District of Massachusetts. Compaq settled all remaining class action lawsuits relating to this matter for approximately $5 million on July 11, 2001.

         Compaq is vigorously defending several consumer class action lawsuits alleging certain defects in its computers. One set of five related cases, involving claims in North Carolina, Illinois, Texas, Washington and California state courts with respect to certain desktop computers sold in 1996 and 1997, is in the process of being resolved. A Texas court has preliminarily approved a proposed settlement agreement under which Compaq will offer some combination of cash, coupons and software updates to qualifying class members. If approved, Compaq believes that this settlement will not have a material adverse effect on Compaq's consolidated financial position or its results of operations. Two other consumer class action lawsuits, (LaPray v. Compaq and Sprung v. Compaq) are part of a series of similar lawsuits filed against other major computer manufacturers, involving claims that the computer industry sold computers with allegedly defective floppy disk controllers. LaPray is pending in the District Court of Jefferson County, Texas, 60th Judicial District in Beaumont ("State District Court - Beaumont") while Sprung is pending in the United States District Court for the District of Colorado ("USDC - Colorado"). A class certification hearing was held in LaPray on June 8, 2001. State District Court - Beaumont entered an order granting class certification on July 23, 2001. Compaq has appealed the class certification order. The Sprung case has been stayed while USDC - Colorado considers Compaq's motion to dismiss. Compaq continues to provide information to the Federal government and state attorneys general in California and Illinois in response to inquiries regarding floppy disk controllers in computers sold to government entities.

NOTE 11 - PROPOSED MERGER WITH HEWLETT-PACKARD COMPANY

         On September 3, 2001, Compaq and Hewlett-Packard Company ("HP") announced that a definitive merger agreement was unanimously approved by both Boards of Directors, subject to regulatory approval and affirmative stockholders' vote by both companies. Under the terms of the agreement dated September 4, 2001, Compaq stockholders will receive 0.6325 of a newly issued HP share for each outstanding share of Compaq common stock. The transaction, which is expected to be tax-free to stockholders of both companies for U.S. Federal income tax purposes, will be accounted for as a purchase. Subject to regulatory and stockholder approvals and customary closing conditions, the transaction is expected to close in the first half of 2002. The details of this transaction are discussed in Compaq's Form 8-K filed with the SEC on September 4, 2001.

         In connection with the announced proposed merger of Compaq and HP, on September 3, 2001, Compaq's Board adopted a stockholder rights plan and declared a dividend distribution of one right for each outstanding share of Compaq common stock to stockholders of record as of the close of business on September 17, 2001. Each right entitles the registered holder to purchase from Compaq a unit consisting of one one-thousandth of a share of Compaq's Series A Junior Participating Preferred Stock, par value $.01 per share, at a

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purchase price of $70.00 per unit, subject to adjustment. The rights expire on
September 3, 2011 unless such date is extended or the rights are earlier redeemed or exchanged by Compaq. A complete description of the rights and their terms are set forth in the Rights Agreement dated as of September 4, 2001, as the same may be amended from time to time, between Compaq and EquiServe Trust Company, N.A., as Rights Agent, filed as Exhibit 4.1 to Compaq's Form 8-K filed with the SEC on September 5, 2001.



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